UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

IndexIQ ETF Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State of incorporation or organization)	(see next page) (IRS Employer Identification No.)

c/o IndexIQ Advisors LLC 51 Madison Avenue New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered Shares of beneficial interest, no par value	Each Class is to be so Registered NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-152915

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the fund listed below, a separate series of IndexIQ ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 207 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 209 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-152915; 811-22227) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on August 30, 2021. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference. The Registration Statement for the Fund was supplemented on or about June 30, 2022 to reflect a change in the Fund’s name.

Fund Name	EIN

IQ FTSE International Equity Currency Neutral ETF (formerly, IQ 50 Percent Hedged FTSE International ETF)	47-3906297

Item 2. Exhibits.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit 28(a) to Post-Effective Amendment No. 85 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on October 17, 2016.

2. The Trust’s By-Laws is included as Exhibit 28(b) to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on February 4, 2009.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDEXIQ ETF TRUST

August 26, 2022	/s/ Kirk C. Lehneis
	Name:	Kirk C. Lehneis
	Title:	President